(d)(1)(iii)

February 29, 2012

Todd Modic

Senior Vice President

ING Investments, LLC

7337 E. Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Pursuant to the Amended Investment Management Agreement dated April 1, 2004 between ING Series Fund, Inc. and ING Investments, LLC, as amended (the “Agreement”), we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Large Cap Growth Fund (the “Fund”), a newly established series of ING Series Fund, Inc., effective on February 29, 2012. Upon your acceptance, the Agreement will be modified to give effect to the foregoing as indicated on the Amended and Restated Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fee indicated for the Fund, is attached hereto.

The Amended and Restated Schedule A has also been updated to reflect the removal of ING Tactical Asset Allocation Fund because this series recently liquidated.

Please signify your acceptance to act as Manager for the Fund by signing below where indicated.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Series Fund, Inc.

ACCEPTED AND AGREED TO:

ING Investments, LLC

By:	Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Series Fund, Inc.

(d)(1)(iii)

AMENDED AND RESTATED SCHEDULE A

with respect to the

AMENDED INVESTMENT MANAGEMENT AGREEMENT

between

ING SERIES FUND, INC.

and

ING INVESTMENTS, LLC

Series	Effective Date	Annual Investment Management Fee
(as a percentage of daily net assets)

ING Alternative Beta Fund	October 22, 2008	0.750% on all assets

ING Capital Allocation Fund		Direct Investments
0.800% on first $500 million
0.775% on next $500 million
0.750% on next $500 million
0.725% on next $500 million
0.700% over $2 billion

Underlying Funds
0.08%

ING Core Equity Research Fund		0.700% on first $250 million
0.650% on next $250 million
0.625% on next $250million
0.600% on next $1.25 billion
0.550% over $2 billion

ING Corporate Leaders 100 Fund	June 11, 2008	0.400% on all assets

ING Global Target Payment Fund	June 18, 2008	0.08% on all assets

(d)(1)(iii)

Series	Effective Date	Annual Investment Management Fee
(as a percentage of daily net assets)

ING Index Plus LargeCap Fund		0.450% on first $500 million
0.425% on next $250 million
0.400% on next $1.25 billion
0.375% over $2 billion

ING Index Plus MidCap Fund		0.450% on first $500 million
0.425% on next $250 million
0.400% on next $1.25 billion
0.375% over $2 billion

ING Index Plus SmallCap Fund		0.450% on first $500 million
0.425% on next $250 million
0.400% on next $1.25 billion
0.375% over $2 billion

ING Large Cap Growth Fund	February 29, 2012	0.70%

ING Money Market Fund		0.400% on first $500 million
0.350% on next $500 million
0.340% on next $1 billion
0.330% on next $1 billion
0.300% over $3 billion

ING Small Company Fund		0.850% on first $250 million
0.800% on next $250 million
0.775% on next $250 million
0.750% on next $1.25 billion
0.725% over $2 billion